CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 244 to Registration Statement No. 333-131820 on Form N-1A of our report dated February 18, 2020, relating to the financial statements and financial highlights of the TOPS Aggressive Growth ETF Portfolio, TOPS Conservative ETF Portfolio, TOPS Balanced ETF Portfolio, TOPS Moderate Growth ETF Portfolio, TOPS Growth ETF Portfolio, TOPS Managed Risk Balanced ETF Portfolio, TOPS Managed Risk Growth ETF Portfolio, and TOPS Managed Risk Moderate Growth ETF Portfolio (the “Funds”), appearing in the Annual Report on Form N-CSR of the Funds for the year ended December 31, 2019, and to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in the Prospectus, and "Independent Registered Public Accounting Firm" and “Policies and Procedures for Disclosure of Portfolio Holdings” in the Statement of Additional Information, which are part of such Registration Statement.

Costa Mesa, California

April 20, 2020